                                                                  EXECUTION COPY

                             STOCKHOLDERS AGREEMENT

               THIS STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of February 22, 2001, by and among INVERESK RESEARCH GROUP LIMITED, a corporation organized under the laws of Scotland ("Parent"), INDIGO ACQUISITION CORP., a Delaware corporation ("Subsidiary") and a wholly owned subsidiary of Parent, and each of the Persons listed on the signature pages hereto (each in such person's individual capacity, a "Stockholder", and collectively, the "Stockholders").

               WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of the number of shares of capital stock of Clintrials Research Inc., a Delaware corporation (the "Company"), set forth on Annex I hereto;

               WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Subsidiary and the Company are entering into an Agreement and Plan of Merger, dated the same date as this Agreement (the "Merger Agreement"; capitalized terms used but not defined in this Agreement have the same meanings ascribed to those terms in the Merger Agreement), which provides, among other things, for the acquisition of the Company by Parent by means of a cash tender offer (the "Offer") by Subsidiary for all of the outstanding shares of Company Common Stock and for the subsequent merger (the "Merger") of Subsidiary with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

               WHEREAS, as a condition to the willingness of Parent and Subsidiary to enter into the Merger Agreement, and in order to induce Parent and Subsidiary to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

               NOW, THEREFORE, in consideration of the execution and delivery by Parent and Subsidiary of the Merger Agreement and the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Parent and Subsidiary, severally and not jointly, as follows:

                        (a) Such Stockholder is the record and beneficial owner of the number of shares of capital stock of the Company (as may be adjusted from time to time pursuant to Section 7 hereof, the "Shares") set forth opposite the Stockholder's name on Annex I hereto. On the date hereof, the Shares opposite such Stockholder's name on Annex I constitute all of the Shares owned by such Stockholders. Such Stockholder has the exclusive right to vote or dispose of (or exercise the voting or disposition of) such Shares.

                        (b) If such Stockholder is an individual, such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                        (c) If such Stockholder is a corporation, general partnership, limited partnership, limited liability company or any other corporate entity, such Stockholder is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all corporate, partnership or other action necessary to authorize the execution, delivery and performance of this Agreement.

                        (d) This Agreement has been duly authorized by all requisite action (corporate, partnership or other) on the part of such Stockholder, has been validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (e) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of such Stockholder's obligations under this Agreement will not, (i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of such Stockholder under, any of the terms, conditions or provisions of (A) the certificates of articles of incorporation or by laws (or other comparable organizational documents) of (x) any law or order of any Governmental Authority applicable to such Stockholder or any of such Stockholder's assets or properties, or (y) any contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets or properties is bound, or
(ii) require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any Governmental Authority or any third party. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

                        (f) The Shares and the certificates representing the Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder, and not subject to any preemptive rights.

        Section 2. Representations and Warranties of Parent and Subsidiary. Each of Parent and Subsidiary hereby represents and warrants to the Stockholders as follows:

                        (a) Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization, respectively and each of them has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                        (b) This Agreement has been duly authorized, executed and delivered by each of Parent and Subsidiary and constitutes the legal, valid and binding obligation of each of Parent and Subsidiary, enforceable against each of them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (c) The execution and delivery of this Agreement by Parent and Subsidiary do not, and the performance by Parent and Subsidiary of their obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or Subsidiary under, any of the terms, conditions or provisions of (A) the certificates or articles of incorporation or bylaws (or other comparable organizational documents) of Parent or Subsidiary or (B) (x) any law or order of any Governmental Authority applicable to Parent or Subsidiary or any of their respective assets or properties, or (y) any contract to which Parent or Subsidiary is a party or by which Parent or Subsidiary or any of their respective assets or properties is bound, excluding from the foregoing clauses
(x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of Parent or Subsidiary to consummate the transactions contemplated by this Agreement, or (ii) require any filing by Parent or Subsidiary with, or any permit, authorization, consent or approval of, any Governmental Authority.

        Section 3. Purchase and Sale of the Shares. Each Stockholder hereby agrees to tender the Shares set forth opposite such Stockholder's name on Annex I to this Agreement in response to the Offer promptly, and in any event no later than the fifth business day following the commencement of the Offer pursuant to
Section 1.1 of the Merger Agreement and not to withdraw any Shares so tendered unless the Offer is terminated or has expired; provided, that if such Stockholder shall hereafter acquire shares of Company Common Stock, then any such Shares shall be tendered in response to the Offer on the next succeeding business day after such acquisition. Subsidiary hereby agrees to purchase all the Shares so tendered at a price per Share equal to $6.00 or any higher price that may be paid in the Offer; provided, however, that Subsidiary's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement, including Annex A thereto.

        Section 4. Voting. Each Stockholder hereby agrees that such Stockholder:
(i) will vote all Shares owned by the Stockholder in favor of the Merger and the Merger Agreement, at any meeting of the Company's stockholders, or, if requested by Parent or Subsidiary, execute and deliver written consents to the same effect and (ii) will vote against, and will not vote or grant any consent in favor of, or that would facilitate, any Acquisition Proposal other than the Merger and the other transactions contemplated by the Merger Agreement.

        Section 5. Transfer of the Shares. Prior to the termination of this Agreement, except as otherwise provided in this Agreement, none of the Stockholders shall: (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any transfer of beneficial ownership, including any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares; (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations under this Agreement or the transactions contemplated by this Agreement. Notwithstanding the foregoing, any Stockholder that is a natural person may transfer Shares to his or her spouse or lineal descendant or to a trust for the benefit of any one or more such family members, provided the transferee agrees in writing, in such a manner as Parent reasonably may request, to be bound by the provisions of this Agreement as if named as a Stockholder, and provided the transferor remains responsible for the transferee's performance of its obligations under this Agreement. Nothing in this Section 5 shall prohibit a transfer by one Stockholder to another Stockholder.

        Section 6. Grant of Irrevocable Proxy; Appointment of Proxy.

                        (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and any nominee thereof, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and

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

in the name, place, and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent, waiver or approval in respect of such Stockholder's Shares, in connection with any meeting of the Stockholders of the Company or otherwise, (i) in favor of the Merger and the other transactions and actions contemplated by the Merger Agreement and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any Acquisition Proposal other than the Merger.

                        (b) Each Stockholder represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that all such proxies are hereby revoked.

                        (c) Each Stockholder hereby affirms that the proxy set forth in this Section 6 is irrevocable and is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performances of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest in the Shares and, except as set forth in
Section 10 of this Agreement, is intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

        Section 7. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Shares or the acquisition of additional shares of capital stock or other securities or rights of the Company by any Stockholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional shares of Company Common Stock or other securities or rights of the Company issued to or acquired by any such Stockholder.

        Section 8. Certain Other Agreements. From the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, none of the Stockholders shall, and none of the Stockholders shall authorize or permit any advisor or representative retained by or acting for or on behalf of any such Stockholder to, directly or indirectly, (i) initiate, solicit, encourage or facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer (including without limitation an offer to stockholder of the Company) for an Acquisition Proposal, other than the transactions contemplated by the Merger Agreement or by this Agreement or
(ii) have any discussion with or provide any confidential information or data to any person relating to an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal.

        Section 9. Further Assurances. Each Stockholder shall, upon request of Parent or Subsidiary, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Subsidiary to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote, grant consents and grant waivers with respect to the Shares as contemplated by Section 6 of this Agreement.

        Section 10. Termination. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (i) the acquisition by Parent, through Subsidiary or otherwise, of all the Shares or (ii) the Effective Time; provided, however, that Section 12(k) shall survive any termination of this Agreement.

        Section 11. Public Announcements. Each of the Stockholders, Parent and Subsidiary agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such

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

disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

        Section 12. Miscellaneous.

                        (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                        (A) if to any or all of the Stockholders, to them in care of:

                             ClinTrials Research Inc.
                             11000 Weston Parkway
                             Suite 100
                             Cary, North Carolina 27513
                             Facsimile: (919) 462-2336
                             Attention:  Paul Ottaviano

                with a copy to:

                             Harwell Howard Hyne Gabbert & Manner, P.C.
                             315 Deaderick Street, Suite 1800
                             Nashville, Tennessee 37238-1800
                             Facsimile:  (615) 251-1059
                             Attention: Mark Manner, Esq.

                        (B)  if to Parent or Subsidiary, to:

                             Inveresk Research Group Limited
                             Elphinstone Research Centre
                             Tranent, East Lothian EH33 2NE
                             Scotland, United Kingdom
                             Facsimile:  44 1875 614 555
                             Attention:  Stewart G. Leslie

                with a copy to:

                             Clifford Chance Rogers & Wells LLP
                             200 Park Avenue
                             New York, New York 10166
                             Facsimile:  (212) 878-8375
                             Attention:  John A. Healy, Esq.

                        (C)  if to the Company, to:

                             ClinTrials Research Inc.
                             11000 Weston Parkway
                             Suite 100
                             Cary, North Carolina 27513
                             Facsimile: (919) 462-2336
                             Attention:  Paul Ottaviano
                with a copy to:

                             Harwell Howard Hyne Gabbert & Manner, P.C.
                             315 Deaderick Street, Suite 1800
                             Nashville, Tennessee 37238-1800
                             Facsimile:  (615) 251-1059
                             Attention: Mark Manner, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                        (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                        (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

                        (d) This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, whether written and oral, among the parties hereto with respect to the subject matter hereof.

                        (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

                        (f) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such purported assignment shall be null and void; provided, however, that either of Parent or Subsidiary may, without the prior written consent of any Stockholder, assign its rights and obligations to any of its direct or indirect wholly owned subsidiaries. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                        (g) If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                        (h) Each of the parties hereto acknowledge and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

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

                        (i) No amendment, modification or waiver in respect to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

                        (j) No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein shall limit or restrict such director or officer in acting in his or her capacity as a director or officer, as the case may be, of the Company and exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to the Stockholder solely in his or her capacity as a stockholder and shall not apply to the director's or officer's actions, judgments or decisions as a director or officer of the Company.

                        (k) All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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


               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                           INVERESK RESEARCH GROUP LIMITED



                                           By:  /s/ Walter S. Nimmo
                                                -------------------------------
                                                Name:    Walter S. Nimmo
                                                Title:   Chief Executive




                                           INDIGO ACQUISITION CORP.



                                           By:  /s/  Walter S. Nimmo
                                                -------------------------------
                                                Name:    Walter S. Nimmo
                                                Title:   President


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


               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                                /s/  Richard J. Eskind
                                                -------------------------------
                                                Richard J. Eskind



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
     IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                                  Richard J. Eskind Grantor
                                                  Retained Annuity Trust No. 2


                                                  By: /s/ Jeffrey B. Eskind
                                                     ---------------------------
                                                     Name:    Jeffrey B. Eskind
                                                     Title:   Trustee

               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                                /s/ Irwin B. Eskind
                                                -------------------------------
                                                Irwin B. Eskind, M.D.

     IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                             Irwin B. Eskind Grantor
                                             Retained Annuity Trust No. 4


                                             By: /s/ William H. Eskind
                                                ------------------------------
                                                Name:   William H. Eskind
                                                Title:  Trustee

               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                                /s/ Paul J. Ottaviano
                                                -------------------------------
                                                Paul J. Ottaviano

               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                                /s/ Edward G. Nelson
                                                -------------------------------
                                                Edward G. Nelson



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


               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                                Nelson Capital Corporation



                                                By:  /s/ Edward G. Nelson
                                                     --------------------------
                                                     Name:    Edward G. Nelson
                                                     Title:   President

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


               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                                /s/ Roscoe R. Robinson
                                                -------------------------------
                                                Roscoe R. Robinson, M.D.

               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                                /s/ S. Colin Neill
                                                -------------------------------
                                                S. Colin Neill

               IN WITNESS WHEREOF, Parent, Subsidiary and each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                                /s/ William C. O'Neil, Jr.
                                                -------------------------------
                                                William C. O'Neil, Jr.

                                     ANNEX I

                       Ownership of Shares; Option Prices

------------------------------------------------------------------------------------------
HOLDER                   NUMBER OF SHARES   NUMBER OF OPTIONS    OPTION PRICE PER SHARE
==========================================================================================
Richard J. Eskind                1,209,632                    0       Not applicable
------------------------------------------------------------------------------------------
Richard J. Eskind Grantor
Retained Annuity
Trust No. 2                        500,000                    0       Not applicable
------------------------------------------------------------------------------------------
Irwin B. Eskind                    857,511                    0       Not applicable
------------------------------------------------------------------------------------------
Irwin B. Eskind Grantor
Retained Annuity Trust
No. 4                              400,000                    0       Not applicable
------------------------------------------------------------------------------------------
Nelson Capital
Corporation                         65,964                    0       Not applicable
------------------------------------------------------------------------------------------
Edward G. Nelson                     9,747               10,000                     $7.00
------------------------------------------------------------------------------------------
                                                          1,000                     $3.63
------------------------------------------------------------------------------------------
                                                          5,000                     $2.81
------------------------------------------------------------------------------------------
                                                          2,500                     $5.88
------------------------------------------------------------------------------------------
                                                          1,000                     $4.13
------------------------------------------------------------------------------------------
                                                         10,000                     $3.06
------------------------------------------------------------------------------------------
                                                         30,000                     $3.88
------------------------------------------------------------------------------------------
                                                          1,000                     $5.19
------------------------------------------------------------------------------------------
Paul J. Ottaviano                        0               30,000                     $2.77
------------------------------------------------------------------------------------------
                                                         15,375                     $6.83
------------------------------------------------------------------------------------------
                                                         14,625                     $6.83
------------------------------------------------------------------------------------------
                                                         15,000                     $6.67
------------------------------------------------------------------------------------------
                                                         15,000                    $12.92
------------------------------------------------------------------------------------------
                                                         15,000                     $7.63
------------------------------------------------------------------------------------------
                                                         15,000                     $5.00
------------------------------------------------------------------------------------------
                                                         68,025                     $5.88
------------------------------------------------------------------------------------------
                                                          6,975                     $5.88
------------------------------------------------------------------------------------------
                                                         50,000                     $3.75
------------------------------------------------------------------------------------------
                                                         30,000                     $3.88
------------------------------------------------------------------------------------------
Roscoe R. Robinson                       0               12,000                     $7.00
------------------------------------------------------------------------------------------
                                                         10,000                     $7.00
------------------------------------------------------------------------------------------
                                                          1,000                     $3.63
------------------------------------------------------------------------------------------
                                                          5,000                     $2.81
------------------------------------------------------------------------------------------
                                                          2,500                     $5.88
------------------------------------------------------------------------------------------
                                                          1,000                     $4.13
------------------------------------------------------------------------------------------
                                                         10,000                     $3.06
------------------------------------------------------------------------------------------
                                                         15,000                     $3.88
------------------------------------------------------------------------------------------
                                                          1,000                     $5.19
------------------------------------------------------------------------------------------
S. Colin Neill                                           50,000                     $3.94
------------------------------------------------------------------------------------------
                                                         50,000                     $5.88
------------------------------------------------------------------------------------------
                                                         50,000                     $3.75
------------------------------------------------------------------------------------------
                                                         15,000                     $3.88
------------------------------------------------------------------------------------------
William C. O'Neil, Jr.             762,800                    0       Not applicable
------------------------------------------------------------------------------------------